SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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THE COAST DISTRIBUTION SYSTEM, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

THE COAST DISTRIBUTION SYSTEM, INC.
350 Woodview Avenue
Morgan Hill, California 95037
(408) 782-6686

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 15, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the “Company”), will be held at the Executive Offices of the Company, 350 Woodview Avenue, Morgan Hill, California, on Thursday, August 15, 2002, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)	To elect John W. Casey as a Class II Director of the Company for a term of three years or until his successor is elected and has qualified.

(2)	To amend the Company’s Certificate of Incorporation to reduce the authorized number of its shares to 10 million common shares from 20 million and to 2 million preferred shares from 5 million.

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 1, 2002 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Sandra A. Knell
Secretary

July     , 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

Preliminary Copy

THE COAST DISTRIBUTION SYSTEM, INC.
350 Woodview Avenue
Morgan Hill, California 95037

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held August 15, 2002

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, Inc., a Delaware corporation (the “Company”), for use at its 2002 Annual Meeting of Stockholders to be held on Thursday, August 15, 2002, at 10:00 A.M., at the executive offices of the Company, 350 Woodview Avenue, Morgan Hill, California 95037. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company (“stockholders”) who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 350 Woodview Avenue, Morgan Hill, California 95037, in writing, prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “FOR” the election of John W. Casey as a director of the Company and “FOR” the reduction in the authorized number of the Company’s shares. This Proxy Statement is first being mailed to stockholders on or about July             , 2002.

VOTING SECURITIES

The shares of common stock constitute the only class of outstanding voting securities of the Company. Only the stockholders of the Company of record as of the close of business on July 1, 2002 (the “Record Date”), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 4,390,864 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Abstentions and broker non- votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

All stockholders entitled to vote at the Annual Meeting of Stockholders are entitled to cumulate votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such stockholder, and those votes may be cast for a single candidate for director or distributed among as many candidates as such stockholder desires. However, in accordance with the applicable provisions of the Company’s Certificate of Incorporation, no stockholder may cumulate votes for any candidate for director unless the name of such candidate is placed in nomination before the voting and any stockholder gives notice, at the Annual Meeting and before the voting, of such stockholder’s intention to cumulate his or her votes. If such notice is given by any stockholder entitled to vote at the Annual Meeting, then every stockholder entitled to vote at the Annual Meeting will be entitled to cumulate his or her votes in the election of directors. However, since only one director is being elected at the Annual Meeting in 2002, all votes can be cast for no more than a single nominee and, therefore, cumulative voting will have no effect on the outcome of the election.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 1, 2002, information regarding the ownership of the Company’s outstanding common stock by each person known to management to own, beneficially or of record, more than five percent (5%) of the common stock and by each director and executive officer of the Company and all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Thomas R. McGuire 350 Woodview Avenue Morgan Hill, CA 95037	773,079	(2)	17.2%

Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 94101	387,700	(3)	8.9%

JB Capital Partners, L.P. and Alan W. Weber 23 Berkley Lane, Rye Brook, New York 10573	296,400	(4)	6.8%

Lone Star RV Sales, Inc 14444 North Freeway, Houston, TX 77090	242,900	(5)	5.6%

Robert S. Throop	21,000	(6)	*

Ben A. Frydman	19,000	(6)	*

John W. Casey	15,000	(6)	*

Sandra A. Knell	174,465	(7)	3.9%

David A. Berger	117,831	(7)	2.6%

Dennis A. Castagnola	78,244	(7)	1.8%

All directors and officers as a group (7 persons)	1,198,619	(8)	24.7%

*	Less than 1%.
(1)
Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)
Does not include an aggregate of 50,016 shares held in trust for the benefit of Mr. McGuire’s adult children, as to which Mr. McGuire disclaims beneficial ownership. Includes 127,500 shares subject to outstanding stock options exercisable during the 60-day period ending August 30, 2002.

(3)
In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., an investment advisor registered under Section 201 of the Investment Advisors Act of 1940 (“DFA”), reported that it possesses voting and/or investment power over these shares, which DFA has reported are owned by four investment companies registered under the Investment Company Act of 1940 for which DFA serves as investment advisor and certain commingled group trusts and separate accounts for which DFA serves as investment manager. However, DFA disclaims beneficial ownership of all such shares.

(4)
In a report filed with the Securities and Exchange Commission, JB Capital Partners, L.P and Alan W. Weber, its general partner, reported that they share voting and dispositive power with respect to and therefore may be deemed to be the beneficial owners of these shares.

(5)
In a report filed with the Securities and Exchange Commission, Lone Star RV Sales, Inc. reported that it possesses sole ownership and dispositive power with respect to these shares and that it disclaims beneficial ownership of 11,000 shares owned by Scott Byrne.

(6)	Includes shares subject to outstanding stock options, as follows: Mr. Frydman—18,000 shares; Mr. Throop—16,000 shares; and Mr. Casey—8,000 shares.
(7)
Includes shares subject to outstanding stock options exercisable during the 60-day period ending August 30, 2002, as follows: Ms. Knell—146,500 shares; Mr. Berger—99,500 shares; and Mr. Castagnola—70,000 shares.

(8)	Includes 485,500 shares subject to outstanding stock options exercisable during the 60-day period ending August 30, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of directors is, and as of the date of the Annual Meeting will be, a total of four. The Company’s Bylaws provide for a classified Board of Directors with one class of directors elected each year for a term of three years. The Director in Class II, John W. Casey, holds office until the 2002 Annual Stockholders’ Meeting. The Directors in Class III, Thomas R. McGuire and Ben A. Frydman, hold office until the 2003 Annual Stockholders’ Meeting and Robert S. Throop, the Class I Director, holds office until the 2004 Annual Stockholders’ Meeting.

Unless authority to vote has been withheld in the enclosed proxy card, the persons named as proxy holders in the proxy card intend to vote at the Annual Meeting for the election of Mr. Casey, who is an incumbent director, as the Class II Director of the Company to serve for a term of three years or until his successor is elected and qualified. Under Delaware law, the nominee at the Annual Meeting receiving the highest number of votes will be elected. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

Mr. Casey has consented to serve as a Director of the Company if he is elected at the Annual Meeting. If before the election Mr. Casey should become unavailable, for any reason, to serve as a director of the Company, then the votes represented by the enclosed proxy card will be voted for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Casey will become unavailable to serve.

The names and certain information, as of July 1, 2002, concerning the nominee for election as a Class II Director and the continuing Directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE JOHN W. CASEY AS A CLASS II DIRECTOR OF THE COMPANY.

Nominee and Directors

Name and Age	Position with the Company
Class II Nominee
John W. Casey, 58	Director

Class I Director
Robert S. Throop, 64	Director

Class III Directors
Thomas R. McGuire, 58	Chairman and Chief Executive Officer and Director
Ben A. Frydman, 55	Director and Assistant Secretary

John W. Casey has served as a director since August 1998. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Mfg. Company (“Shurflo”), which was engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including recreational vehicles and soft drink dispensing machines. Mr. Casey also serves as a director of Shurflo, a WICOR Company; the Deschutes Basin Land Trust and RV/MHI Foundation, Inc.

Robert S. Throop has served as a director since 1995. Until his retirement in late 1996, and for more than the prior five years, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc. (“Anthem”), which is a national distributor of semiconductor and computer products. Mr. Throop is also a director of the Manitowoc Company, a publicly traded company, and Azerity, which is a privately owned business.

Thomas R. McGuire is a founder of the Company and has been its Chairman, Chief Executive Officer and a director since 1977. From 1981 until August 1985 he also served as the Company’s Chief Financial Officer and Secretary.

Ben A. Frydman has served as a director since 1988. Mr. Frydman is, and for more than five years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson & Rauth, a

Professional corporation, which provided legal services to the Company in 2001. Mr. Frydman also is a director of Collectors Universe, Inc., a publicly traded company which is engaged in the business of providing grading and authentication and other value added services, and selling high end collectibles, to collectors and dealers of rare coins and currencies, sportscards, vintage stamps and autographs.

There are no family relationships among any of the Company’s officers or directors.

Board Meetings

The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2001 and each Director attended at least 75% of the number of meetings held by the Board and by each of the Committees on which he served.

Committees of the Board of Directors

The Board of Directors has established standing Audit and Compensation Committees.

The Audit Committee, which is made up entirely of Directors who are not, and have never been, officers or employees of the Company, provides oversight of the Company’s audit and coordinates audit matters with the Company’s independent accountants. Robert S. Throop is the Chairman of the Audit Committee and the other members of the Audit Committee are John W. Casey and Ben A. Frydman. The Audit Committee held two meetings in 2001.

The Compensation Committee reviews programs in the areas of employee and incentive compensation plans, administers the Company’s stock option and purchase plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. Robert S. Throop and John W. Casey served as the members of the Compensation Committee in the fiscal year ended December 31, 2001, during which the Committee held one meeting.

The Board of Directors does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors.

Directors’ Compensation

Directors who also are Company employees receive no compensation for serving as directors. Non-employee directors are paid a retainer of $6,000 per year and receive $1,500 for each Board of Directors’ meeting attended and are reimbursed for the out-of-pocket expenses incurred in attending those meetings. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Each non-employee director is automatically granted, on the date of each annual stockholders’ meeting, an option to purchase 2,000 shares of the Company’s Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Year-end reports on Form 5 reporting the grant of options in 2001 to the Named Officers and the directors were inadvertently filed late.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation received for the fiscal year ended December 31, 2001, by the Company’s Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities exceeded $100,000 for fiscal year 2001 (collectively, the “Named Officers”):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus	Securities underlying Options (#)
Thomas R. McGuire,	2001	$252,902	(2)	$-0-	50,000
Chairman of the Board and Chief	2000	263,823		-0-	-0-
Executive Officer	1999	256,499		-0-	20,000
Sandra A. Knell	2001	$167,766	(2)	$-0-	17,500
Chief Financial Officer and	2000	171,162		-0-	25,000
Executive Vice President	1999	160,000		-0-	10,000
David A. Berger	2001	$124,625	(2)	$-0-	13,000
Executive Vice President—Marketing	2000	128,462		-0-	12,500
	1999	114,039		-0-	10,000
Dennis A. Castagnola,	2001	$124,625	(2)	$-0-	13,000
Executive Vice President—Sales	2000	128,462		-0-	12,500
	1999	114,039		-0-	10,000
Stephen Bartolotta(1)	2001	$164,906		$-0-	17,500
Executive Vice President Strategic Planning	2000	143,269		-0-	75,000

(1)	Mr. Bartolotta left the Company’s employ effective December 31, 2001.
(2)	As part of a company-wide cost cutting program, these officers voluntarily agreed to salary reductions in fiscal 2001.

Option Grants

Set forth in the following table is information relating to the options that were granted to the Named Officers during the fiscal year ended December 31, 2001:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted To All Employees in Fiscal Year	Exercise Price Per Share(3)	Expiration Date	Potential Realizable Value of Options At Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5%	10%
Thomas R. McGuire	50,000	26.5%	$0.75	2/22/11	$24,000	$60,000
Sandra A. Knell(1)	17,500	9.3	0.75	2/22/11	8,400	21,000
David A. Berger(1)	13,000	6.9	0.75	2/22/11	6,240	15,600
Dennis A. Castagnola(1)	13,000	6.9	0.75	2/22/11	6,240	15,600
Stephen Bartolotta(2)	17,500	9.3	0.75	2/22/11	8,400	21,000

(1)
The options became exercisable in full on February 22, 2002, one year after the date of grant. To the extent not exercised, options terminate in the event of the optionee’s cessation of employment with the Company.

(2)	Due to the cessation of Mr. Bartolotta’s employment, all of his options have terminated.

(3)
The exercise price of the shares subject to each option is equal to the per share price of the Company’s common stock as reported on the American Stock Exchange on the date the option was granted. The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(4)
Potential realizable value of the shares subject to these options represents an estimate of the amounts that the Named Officers would realize from the exercise of the options and the sale of those shares at the end of the ten year term of those options. These estimates were arrived at by assuming that the market value of those shares will appreciate over their ten year term at annual compounded rates of 5% and 10%, respectively, and then deducting from those appreciated values the prices that the Named Officers would have to pay to exercise those options. However, this calculation is based on Securities and Exchange Commission requirements and is not our projection or estimate of future stock price growth or the future value of these options to the Named Officers. Accordingly, there is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table.

Option Exercises in 2001

No options were exercised by any of the Named Officers in 2001 and none of the options held by any of the Named Officers were “in-the-money” at December 31, 2001, on which date the closing price of the Company’s common stock on the American Stock Exchange was $0.55 per share.

COMPENSATION COMMITTEE INTERLOCKS

In fiscal 2001, the members of the Compensation Committee were Robert S. Throop and John W. Casey, each of whom is a non-employee director of the Company. No executive officer of the Company served on the board of directors or compensation committee of any corporation or other entity which has one or more executive officers serving as members of the Company’s Board of Directors or of its Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company’s executive officers, subject to review by the full Board of Directors.

The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for fiscal year 2001.

Compensation Policies and Objectives

In adopting compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

•	The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

•	Annual executive compensation in excess of base salaries should be tied primarily to the Company’s performance.

•
The financial interests of the Company’s senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in the market performance of the Company’s common stock.

Salaries and Employee Benefits Programs

In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered by competing businesses. In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of executive officers is the cost of living in Northern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

In order to retain qualified management personnel, the Company also has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

In the second half of 2001, the salaries of Ms. Knell and Messrs. McGuire, Berger and Castagnola were reduced by 15% as part of a Company-wide cost reduction program. Salary figures for 2001, shown in the Compensation Table above, reflect those reductions only for the portion of the year for which they were in effect.

Performance-Based Compensation

The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on the Company’s performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which they may earn bonuses, in amounts ranging from 5% to 100% of their annual salaries, provided the Company achieves or exceeds the earnings goal established for the year.

The earnings goal is established on the basis of the annual operating plan that is initially developed by management, submitted to the Board of Directors for its review, possible modification and approval. The annual operating plan, which is designed to maximize profitability within the constraints of prevailing economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company’s performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, the earnings goal in the annual operating plan, which is also the basis on which bonus awards are determined under the incentive plan, is fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

In certain instances, bonuses under the incentive plan are awarded not only on the basis of the Company’s overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive’s efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company’s products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined early in the year to provide the requisite incentive for such performance.

As a result of this performance-based bonus program, executive compensation generally increases in those years in which the Company’s profitability increases. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, tend to be lower. The Company did not achieve the earnings goal that had been established for fiscal 2001, and, accordingly, no bonuses were awarded to any of the executive officers under the incentive compensation program described above.

Stock Options and Equity-Based Programs

In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees may elect to have a portion of their salaries withheld and used, together with the Company’s contributions, to purchase common stock of the Company. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company’s common stock, which directly benefits all stockholders. Moreover, generally options are granted on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for senior executives to remain in the employ of the Company, but also makes the Company’s earnings performance and longer term growth in share prices important for the executives who receive stock options.

Consistent with the foregoing policies, during 2001, the Named Officers of the Company were granted options to purchase an aggregate of 111,000 shares of common stock, which includes an option to purchase 50,000 shares granted to Mr. McGuire.

Respectfully Submitted,

Robert S. Throop
John W. Casey

REPORT OF THE AUDIT COMMITTEE

The Role of the Audit Committee    The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Audit Committee is to monitor and review these processes.

The members of the Audit Committee are not employees of the Company and are not, nor do they represent themselves to be experts in the fields of accounting or auditing, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing their oversight role, the members of the Audit Committee must necessarily rely, without independent verification, on management’s representations that it has maintained appropriate accounting and financial reporting principles and policies and appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

Report of the Audit Committee.    We have reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2001 with management. We also have discussed with Grant Thornton LLP, the Company’s independent certified public accountants for fiscal year 2001, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, we have received the written disclosures and the letter from Grant Thornton, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton, LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and the Company’s management, the audit committee recommended to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K.

Respectfully Submitted,

Robert S. Throop
John W. Casey
Ben A. Frydman

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee and Audit Committee Reports, and the performance graph below, shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

The following graph presents a five-year comparison of cumulative total returns for the Company, an index of companies within the recreational products markets (the “Peer Group”) that were selected by the Company, as described below, and the American Stock Exchange composite index (the “AMEX Composite”). The data for the graph was obtained from Media General Financial Services.

COMPARISON OF CUMULATIVE TOTAL RETURN
(Company, Peer Group and AMEX Composite,)

[PERFORMANCE GRAPH]

	1996	1997	1998	1999	2000	2001
The Coast Distribution System Inc.	100.00	86.21	75.86	68.97	17.24	14.34
Peer Group	100.00	123.92	108.07	90.35	65.11	96.54
AMEX Market Index	100.00	120.33	118.69	147.98	146.16	139.43

The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the AMEX Composite and the Peer Group is based on the stock price or index at the end of fiscal 1995.

The graph above compares the performance of the Company with that of (i) a Peer Group Index consisting of Brunswick Corporation, Coachmen Industries Inc., Fleetwood Enterprises, Inc., Winnebago Industries, Inc., which are manufacturers of recreational vehicles and boats, and West Marine Inc., which sells boating parts, supplies and accessories both at wholesale and at retail, and (ii) the AMEX Composite Index.

PROPOSAL TWO

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK TO 10,000,000 AND PREFERRED STOCK TO 2,000,000

The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company’s Certificate of Incorporation that would decrease the Company’s authorized number of shares of Common Stock to 10,000,000 shares from the currently authorized 20,000,000 shares and the authorized number of shares of Preferred Stock to 2,000,000 shares from the currently authorized 5,000,000 shares.

The purpose of this reduction is to reduce the franchise taxes that the Company is required to pay in Delaware, which is based on the number of its authorized shares. The Company estimates that it will save approximately $25,000 per year in franchise taxes if this Amendment is approved.

As of June 30, 2002, a total of 4,390,864 shares of Common Stock were issued and outstanding, and 1,082,768 shares were reserved for future issuance pursuant to the Company’s employee stock option and stock purchase plans. As a result, if the share reduction is approved, the Company will still have 4,526,368 authorized shares of Common Stock available that can be issued from time to time in the future for any number of corporate purposes, including acquisitions of other companies or assets, sales of stock or securities convertible into stock, possible stock splits or stock dividends, and issuances of additional options or rights to purchase common stock. Currently no shares of Preferred Stock are issued or outstanding and, accordingly, if the proposed reduction is approved and implemented the Company will still have 2,000,000 Preferred shares available for future issuance. The Company has no current plans, arrangements or understandings with respect to the issuance of any additional shares of Common Stock or any shares of Preferred Stock.

Possible Effects of Adoption of Proposal.    One consequence of this proposed reduction is that the Company would be required to seek the approval of the stockholders for an issuance of shares that would cause the outstanding shares to exceed the number that are then authorized and unissued. This could delay the completion, and possibly increase the costs, of a transaction requiring the issuance of such shares, as it could take as many as 45 to 60 days to obtain that approval. However, we believe that, even after giving effect to the proposed reduction, there will be sufficient shares available for the Company’s requirements for at least the next two or three years and, if there were a significant reduction in the number of available shares due to additional issuances of shares in the meantime, it would be our intention to seek stockholder approval for an increase in the authorized number of shares at that time, rather than to wait until additional shares were needed for a particular transaction.

Vote Required and Recommendation of the Board of Directors

Adoption of the amendment to the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the shares of the Company’s Common Stock outstanding on the Record Date. An abstention or the failure of a broker or other nominee to vote shares held of record will have the same effect as a vote against the proposal. THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK.

Text of Amendment

If the amendment is approved by the stockholders at the Annual Meeting, the text of the first paragraph of Article IV of the Company’s Certificate of Incorporation will be amended to read as follows:

“ARTICLE IV—AUTHORIZED CAPITAL

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 12,000,000 shares, consisting of (a) 10,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and (b) 2,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).”

INDEPENDENT ACCOUNTANTS

During 2001 Grant Thornton, LLP provided audit services to the Company, which included the examination of the Company’s financial statements for the year ended December 31, 2001 and reviews of the Company’s quarterly financial statements for the first three quarters of the year. Grant Thornton, LLP has been selected by the Board of Directors as the Company’s independent public accountants for the fiscal year ending December 31, 2002. A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she so desires.

Fees Paid to Grant Thornton LLP

Grant Thornton’s aggregate fees for professional services for the audit of the Company’s annual consolidated financial statements that were included in the Company’s Annual Report on Form 10K and its review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal 2001 totaled $102,000.

Grant Thornton did not provide, and it did not bill and it was not paid any fees for, any financial information systems design or implementation services, or for any other non-audit services, in 2001.

ANNUAL REPORT

The 2001 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of July 1, 2002. The Annual Report is not to be regarded as proxy solicitation material.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March             , 2002 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

OTHER MATTERS

Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Sandra A. Knell
Secretary

July             , 2002

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS, AT NO CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

PROXY	Preliminary Copy

THE COAST DISTRIBUTION SYSTEM, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS — AUGUST 15, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. McGuire, Ben A. Frydman and Robert S. Throop, and each of them, individually, as attorneys and Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of The Coast Distribution System, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Executive Offices, 350 Woodview Avenue, Morgan Hill, California, at 10:00 A.M. (Pacific Time) on Thursday, August 15, 2002.

1. Proposal No. 1.	Election of Directors:

☐ FOR THE NOMINEE LISTED BELOW	☐ WITHHOLD AUTHORITY (to vote for the nominee listed below)

John W. Casey

(To withhold authority for any individual Nominee, please write his name in the space provided above)

2. Proposal No. 2.	Amendment to the Company’s Certificate of Incorporation to Reduce the Authorized Number of Shares to 10 Million shares of Common Stock and 2 Million shares of Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION, AS A DIRECTOR, OF THE NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” APPROVAL OF THE REDUCTION IN THE AUTHORIZED NUMBER OF THE COMPANY’S SHARES.

Date:                                                                                       2002

(Signature of Stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

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